UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 24, 2012

EpiCept Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51290	52-1841431
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 Old Saw Mill River Rd., Tarrytown, New York		10591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-606-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Item 3.03 Material Modifications to Rights of Security Holders.

Effective September 24, 2012, EpiCept Corporation (the "Company") reduced the exercise price of its outstanding Common Stock Purchase Warrants that were issued in registered direct offerings that closed on February 10, 2012 and April 2, 2012, exercisable for an aggregate of 8,132,353 shares of common stock (the "Warrants"). The exercise price for all of the Warrants was reduced to $0.10 per share. The Warrants issued in February 2012 had an original exercise price of $0.20 per share, and those issued in April 2012 had an original exercise price of $0.17 per share.

The Company also agreed to reduce the conversion price of its Series A and Series B 0% Convertible Preferred Stock, which were originally convertible at $0.20 per share and $0.17 per share, respectively, to $0.08 per share.

Each holder of the Preferred Stock and Warrants executed a Reset Offer agreement on September 24, 2012 with respect to the reduction of the exercise price of the Warrants and the conversion price of the Preferred Stock. On the same date, the Company entered into a Placement Agent Agreement with Dawson James Securities, Inc. with respect to the reset offer concerning the Warrants and Preferred Stock.

Item 9.01 Financial Statements and Exhibits.

10.1 Reset Offer agreement, dated September 24, 2012.
10.2 Placement Agent Agreement, dated September 24, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EpiCept Corporation

September 27, 2012	By:	/s/ Robert W. Cook

Name: Robert W. Cook
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Reset Offer, dated September 24, 2012.
10.2	Placement Agent Agreement, Dated September 24, 2012.